UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

May 11, 2010

Date of Report: (Date of earliest event reported)

ARTHUR J. GALLAGHER & CO.

(Exact name of registrant as specified in its charter)

Delaware	1-9761	36-2151613
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Two Pierce Place, Itasca, Illinois 60143-3141, (630) 773-3800

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Arthur J. Gallagher & Co. (Gallagher) held its Annual Meeting of Stockholders on May 11, 2010. At the Annual Meeting, Gallagher’s stockholders elected six directors to Gallagher’s Board of Directors, ratified the appointment of Ernst & Young LLP as Gallagher’s independent registered public accounting firm for fiscal year 2010, and approved Gallagher’s Senior Management Incentive Plan, each as more fully described below.

Proposal 1: Election of six directors to serve for one-year terms until Gallagher’s 2011 Annual Meeting of Stockholders:

Directors	For	Against	Abstain	Broker Non-Votes

William L. Bax	83,832,842	875,141	52,208	9,218,846

Frank E. English, Jr.	83,858,270	851,009	50,912	9,218,846

J. Patrick Gallagher, Jr.	83,087,598	1,559,193	113,400	9,218,846

Ilene S. Gordon	82,505,567	1,806,927	447,697	9,218,846

David S. Johnson	84,271,027	436,512	52,652	9,218,846

James R. Wimmer	83,239,953	1,377,567	142,671	9,218,846

	For	Against	Abstain	Broker Non-Votes

Proposal 2: Ratification of the appointment of Ernst & Young LLP as Gallagher’s independent registered public accounting firm for fiscal year 2010	92,796,031	1,134,431	48,575	0

Proposal 3: Approval of the Arthur J. Gallagher & Co. Senior Management Incentive Plan	77,634,577	4,556,132	2,569,482	9,218,846

Item 7.01. Regulation FD Disclosure.

The slides containing information presented at Gallagher’s 2010 Annual Meeting of Stockholders are attached to this report as Exhibit 99. This exhibit may also be accessed at Gallagher’s website (www.ajg.com). This information is being furnished pursuant to Item 7.01, “Regulation FD Disclosure.” These slides contain certain non-GAAP financial measures. A reconciliation of those measures to the most directly related comparable GAAP measures is also available on Gallagher’s website at www.ajg.com.

Item 9.01. Financial Statements and Exhibits.

99	Slides presented at Gallagher’s 2010 Annual Meeting of Stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arthur J. Gallagher & Co.

Date: May 11, 2010	/s/ Walter D. Bay
Walter D. Bay
Vice President, General Counsel and Secretary